As filed with the Securities and Exchange Commission on May 31, 2000
                                                     Registration No. 333-______
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           TRIMBLE NAVIGATION LIMITED
             (Exact name of Registrant as specified in its charter)
                   -----------------------------------------

                California                                 94-2802192
-----------------------------------------              -----------------------
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification Number)


                              645 North Mary Avenue
                           Sunnyvale, California 94088
                    (Address of Principal Executive Offices)

                        1988 Employee Stock Purchase Plan
                             1993 Stock Option Plan
                            (Full title of the plans)

                               Steven W. Berglund
                       President & Chief Executive Officer
                           Trimble Navigation Limited
                              645 North Mary Avenue
                           Sunnyvale, California 94088
                     (Name and address of agent for service)

                                 (408) 481-8000
           Telephone number, including area code, of agent for service

                                   Copies to:

                             John B. Goodrich, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

                         CALCULATION OF REGISTRATION FEE

  ======================================== ================== ====================== ====================== ===================
                                                                   Proposed               Proposed
                                                                    Maximum                Maximum
            Title of Each Class                 Amount             Offering               Aggregate            Amount of
             of Securities to                    to be               Price                Offering            Registration
               be Registered                  Registered           Per Share                Price                 Fee
  ---------------------------------------- ----------------- ---------------------- ---------------------- -------------------
  Common Stock
    1988 Employee Stock Purchase Plan...          200,000             $31.2375(1)        $ 6,247,500.00(1)        $1,649.00
    1993 Stock Option Plan..............          925,000             $36.7500(2)        $33,993,750.00(2)        $8,975.00
     TOTALS                                     1,125,000                                $40,241,250.00          $10,624.00
                                                =========                                =================       ==========
  ======================================== ================== ====================== ====================== ==================

(1) Estimated solely for the purpose of calculating the amount of the registration fee on the basis of 85% of the high and low price reported by the Nasdaq National Market System on May 24, 2000.

(2) Estimated solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low price reported by the Nasdaq National Market System on May 24, 2000.

================================================================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The registrant hereby incorporates by reference the contents of the following Registration Statements on Form S-8: Registration No. 33-39647 dated April 2, 1991, Registration No. 34-57522 dated January 28, 1993, Registration No. 33-78502 dated May 3, 1994, Registration No. 33-91858 dated May 3, 1995, Registration No. 333-04670 dated May 3, 1996, Registration No. 333-28429 dated June 3, 1997, Registration No. 333-53703 dated May 27, 1998, and Registration No. 333-84949 dated August 11, 1999.


Item 8.  Exhibits.

   Exhibit
   Number
  --------
     5.1   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

   10.59   1993 Stock Option Plan, as amended May 11, 2000

   10.60   1988 Employee Stock Purchase Plan, as amended May 11, 2000

    23.1   Consent of Ernst & Young LLP, Independent Auditors

    23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (Contained in Exhibit 5.1)

    24.1   Power of Attorney (See Page 3)

                                   SIGNATURES

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on May 31, 2000.

                                    TRIMBLE NAVIGATION LIMITED

                                    By:  /s/ Steven W. Berglund
                                        ------------------------------------
                                         Steven W. Berglund,
                                         President & Chief Executive Officer




                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven W. Berglund and Mary Ellen Genovese, jointly and severally, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

 Signature                                  Title                      Date
-----------------------------  ------------------------------------ -----------

 /s/ Steven W. Berglund        President, Chief Executive Officer
----------------------------   (Principal Executive Officer)
    (Steven W. Berglund)        and Director                      May 31, 2000



 /s/ Mary Ellen Genovese       Vice President of Finance Chief
----------------------------   Financial Officer Corporate Controller
    (Mary Ellen Genovese)      and Assistant Secretary (Principal
                               Financial Officer and Principal
                               Accounting Officer)                May 31, 2000


 /s/ Robert S. Cooper
---------------------------
    (Robert S. Cooper)         Director                           May 31, 2000


 /s/ John B. Goodrich
---------------------------
    (John B. Goodrich)         Corporate Secretary and Director   May 31, 2000


 /s/ William Hart
---------------------------
    (William Hart)             Director                           May 31, 2000


 /s/ Ulf J. Johansson
---------------------------
    (Ulf J. Johansson)         Director                           May 31, 2000


 /s/ Norman Y. Mineta
---------------------------
    (Norman Y. Mineta)         Director                           May 31, 2000


 /s/ Bradford W. Parkinson
---------------------------
    (Bradford W. Parkinson)    Director                           May 31, 2000

                           TRIMBLE NAVIGATION LIMITED

                            CERTIFICATE OF SECRETARY

John B. Goodrich certifies as follows:

     1. He is the duly elected and acting Secretary of Trimble Navigation Limited, a California corporation (the "Company").

     2. Attached hereto as is a true and correct copy of the resolutions adopted by the Board of Directors of the Company at a meeting on January 26, 2000, and such resolutions have not been amended or revoked and are in full force and effect on the date hereof..

IN WITNESS WHEREOF, I have executed this certificate May 31, 2000.


                                    /s/ John B. Goodrich
                                    -------------------------------------
                                        John B. Goodrich, Secretary

                           RESOLUTIONS ADOPTED BY THE
                              BOARD OF DIRECTORS OF
                           TRIMBLE NAVIGATION LIMITED

                            AMENDMENT OF STOCK PLANS

1993 Stock Option Plan

     RESOLVED: That the board hereby increases by 925,000 shares the number of shares of the Company's common stock available for issuance under the Company's 1993 Stock Option Plan from 5,000,000 shares to 5,925,000 shares.

1988 Employee Stock Purchase Plan

     RESOLVED: That the board hereby increases by 200,000 shares the number of shares of the Company's common stock available for issuance under the Company's 1988 Employee Stock Purchase Plan from 2,950,000 shares to 3,150,000 shares.

                                INDEX TO EXHIBITS

Exhibit
Number                        Description
---------- ---------------------------------------------------------------------
  5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

 10.59     1993 Stock Option Plan, as amended May 11, 2000

 10.60     1988 Employee Stock Purchase Plan, as amended May 11, 2000

 23.1      Consent of Ernst & Young LLP, Independent Auditors

 23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (Contained in Exhibit 5.1)

 24.1      Power of Attorney (see Page 3)